UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

GREENLAND ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Texas	333-291171	39-4828593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Bayaud Avenue, Suite 400
Denver, Colorado 80209
(Address of principal executive office) (Zip Code)

(918) 361-7000

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLND	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GLNDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2026, Daniel M. McCabe notified Greenland Energy Company, a Texas corporation (the “Company”), of his resignation from his position as a member of the Board of Directors (the “Board”) of the Company, effective immediately. In connection with his resignation, Mr. McCabe also resigned from the Audit Committee of the Board on which he served. Mr. McCabe’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 5, 2026, the Board appointed Carol Craig as a member of the Board, effective immediately, to serve as a Class I director filling the vacancy created by the resignation of Daniel M. McCabe. Ms. Craig will serve until the Company’s 2027 annual meeting of stockholders or until her successor is duly elected and qualified, or until her earlier death, resignation or removal. In connection with her appointment, Ms. Craig was also appointed as a member of the Audit Committee of the Board.

Ms. Craig, 59 years old, has served as Chief Executive Officer and Chair of the Board of Directors of Sidus Space, Inc. (NASDAQ: SIDU) since she founded the company in 2012. Sidus Space is a vertically integrated Space-as-a-Service company engaged in satellite design, manufacturing, payload hosting, AI-driven data solutions, and end-to-end mission operations from its 35,000-square-foot facility on Florida’s Space Coast. Under Ms. Craig’s leadership, the company developed and launched the LizzieSat™ series of hybrid, 3D-printed satellites, with LizzieSat-1 launching in March 2024 and LizzieSat-2 launching in December 2024. In December 2021, Sidus Space completed its initial public offering on the Nasdaq Stock Market. Prior to founding Sidus Space, Ms. Craig founded Craig Technologies in 1999, an aerospace and defense engineering firm providing software development, systems engineering, IT support, and integrated logistics services. Before entering the private sector, Ms. Craig served as a naval aviator in the United States Navy, where she served in a P-3C Orion squadron handling tactical communication and navigation. Ms. Craig holds a Bachelor of Arts in Computer Science from Knox College, a Bachelor of Science in Computer Science Engineering from the University of Illinois, and a Master of Science in Electrical and Computer Engineering from the University of Massachusetts Amherst. She is currently pursuing a Ph.D. in Systems Engineering at the Florida Institute of Technology.

In connection with her appointment to the Board, Ms. Craig will receive compensation in accordance with the Company’s non-employee director compensation policy. The Board has determined that Ms. Craig qualifies as an “independent director” under the listing standards of The Nasdaq Stock Market LLC and meets the independence requirements for service on the Audit Committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable Nasdaq rules.

Ms. Craig was appointed to fill the vacancy created by Mr. McCabe’s resignation and was not elected pursuant to any arrangement or understanding between her and any other person. Ms. Craig has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Craig has no family relationship with any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release announcing the appointment of Ms. Craig to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2026	GREENLAND ENERGY COMPANY

	By:	/s/ Robert Price
	Name:	Robert Price
	Title:	Chief Executive Officer

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